Addendum No. 4

Dated May 23, 2018 to that certain agreement originally dated as of the 15th day of April 2014 by and between HCi Viocare, a Nevada corporation, with offices at Kintyre House, 209 Govan Road, Glasgow, Scotland, UK G51 1HJ (the "Company"), and Dr. Christos Kapatos, resident of 66 Stewarton Drive, Cambuslang, Glasgow G72 8DG, Scotland, UK (the "Advisor"), hereinafter referred to as the "Agreement".

The Section 2. Term; Subsection 2.1 Term of that certain Agreement is amended as follows:

"The term of this Agreement (the "Term") shall be from and including April 15, 2014, to and including April 15, 2019, unless this Agreement is earlier terminated in accordance with Section 5".

This Addendum No. 4 shall enure to the benefit of and be binding upon the parties hereto and their respective assigns, successors and personal representative(s).

The terms and conditions and provisions as contained in the Agreement remain in full force and effect.

This Addendum No. 4 shall be appended to and form a part of the Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 4 to be duly executed and delivered as of the day and year first written above.

The Company /s/Sotirios Leontaritis HCi Viocare By its President Sotirios Leontaritis	The Advisor /s/Dr. Christos Kapatos Dr. Christos Kapatos